Exhibit 10.38

EXECUTION COPY

BILL OF SALE

January 12, 2012

KNOW ALL MEN BY THESE PRESENTS, that ShelterCLEAN of Arizona, Inc., a corporation, (the “Seller”), with principal offices at 3640 East Washington St., Phoenix, Arizona 85034, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby sell, assign, transfer, convey and deliver unto Shelter Clean Services, Inc., a California corporation (the “Purchaser”), having offices located at 10 Fifth Street, 2nd Floor, Valley Stream, New York 11581, pursuant to the Asset Purchase Agreement, dated December 27, 2011, by and among the Triangle Services, Inc., the Seller and GTJ REIT, Inc. (the “Asset Purchase Agreement”), all right, title and interest of Seller in and to the assets listed on Schedule A annexed hereto (the “Assets”).

It is the intention of this instrument to convey and transfer to Purchaser all of Seller’s rights, title and interest in and to the Assets, to and for their own, their successors or assigns use and benefit.

Seller hereby covenants and agrees that it will warrant and defend the sale of the Assets against each and every person or persons whomsoever claiming to or making claim against any or all of the Assets.

The execution and delivery of this Bill of Sale, pursuant to the provisions of the Asset Purchase Agreement and in order to effect such sale and delivery, have been duly authorized in all respects as required by law.

This Bill of Sale may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.  Execution and delivery of this Bill of Sale may be made by electronic or facsimile transmission in such counterparts and the signatures thereon shall be deemed original

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed as of the date first written above.

SHELTERCLEAN OF ARIZONA, INC.

By:
Name:	David J. Oplanich
Title:	Chief Financial Officer

[Signature Page to Bill of Sale]

Schedule A